UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2018

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-23367 (Commission File Number)	84-1307044 (IRS Employer Identification No.)

1777 S. Harrison Street, Suite 1400, Denver, CO	80210
(Address of principal executive offices)	(Zip Code)

(303) 691-0680

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 24, 2018, Frederic W.J. Birner, and Palm Active Dental, LLC, Palm Global Small Cap Master Fund LP, Palm Management (US) LLC, Palm Active Partners Management, LLC, and Palm Active Dental II, LP (collectively, the “Palm Entities”) entered into Amended and Restated Voting and Support Agreements (the “Support Agreements”) with Mid-Atlantic Dental Services Holdings, LLC (“Parent”), which amend and restate the Voting and Support Agreements, dated October 3, 2018 (the “Original Support Agreements”), which were described and included in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 3, 2018. The parties amended and restated the Original Support Agreements to correct certain typographical errors therein.

Mr. Birner is the Chief Executive Officer and a Director of Birner Dental Management Services, Inc. (the “Company”). Joshua S. Horowitz, Burton J. Rubin, and Bradley M. Tirpak serve as Directors of the Company as designees of the Palm Entities.

In the Support Agreements, Mr. Birner and the Palm Entities have agreed, among other things, to vote an aggregate of 37.5% of the outstanding voting shares of the Company in favor of the adoption and approval of the Agreement and Plan of Merger (the “Merger Agreement”), among the Company, Parent, and Bronco Acquisition, Inc., a Delaware corporation (“Merger Sub”) and the merger of Merger Sub with and into the Company (the “Merger”) and the other transactions contemplated by the Merger Agreement, against any change in the Company’s board of directors, against the approval of any alternative acquisition proposal or the adoption of any agreement relating to any alternative acquisition proposal, and against other proposals relating to matters that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The Support Agreements will automatically terminate after the earliest to occur of the effective time of the Merger, the termination of the Merger Agreement in accordance with its terms, an adverse recommendation change resulting in the termination of the Merger Agreement, or the mutual written agreement of Parent and the subject shareholders.

The foregoing descriptions of the Support Agreements and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Support Agreements, copies of which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements.” Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future events or trends.

These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including the following: (i) risks related to the consummation of the transaction, including the risks that (A) the transaction may not be consummated within the anticipated time period, or at all, (B) the parties may fail to obtain shareholder approval of the transaction, (C) other conditions to the consummation of the transaction may not be satisfied, (D) all or part of Parent’s financing may not become available, (E) the risk that regulatory, licensure or other approvals required for the consummation of the transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, (F) the significant limitations on remedies contained in the Merger Agreement may limit or entirely prevent the Company from specifically enforcing Parent’s obligations under the Merger Agreement or recovering damages for any breach by Parent, and (G) that all or any portion of the contingent value right is not paid to the Company’s shareholders, (ii) the effects that any termination of the transaction may have on the Company or its business, including the risks that (A) the Company’s stock price may decline significantly if the transaction is not completed, (B) the transaction may be terminated in circumstances requiring the Company to pay Parent a termination fee of up to $2,000,000, or (C) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the transaction; (iii) the effects that the announcement or pendency of the transaction may have on the Company and its business, including the risks that as a result (A) the Company’s business, operating results or stock price may suffer, (B) the Company’s current plans and operations may be disrupted, (C) the Company’s ability to retain or recruit key employees may be adversely affected, (D) the Company’s business relationships (including patients, dentists, and suppliers) may be adversely affected, or (E) the attention of the Company’s management or employees may be diverted from other important matters; (iv) the effect of limitations that the Merger Agreement places on the Company’s ability to operate its business or engage in alternative transactions; (v) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the transaction and instituted against the Company and others; (vi) the risk that the transaction may involve unexpected costs, liabilities or delays; (vii) other economic, business, competitive, legal, regulatory or tax factors; and (viii) other factors described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, subsequent Quarterly Reports on Form 10-Q and in any other of the Company’s filings with the SEC.

All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Additional Information and Where to Find It

In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the transaction. Company shareholders are urged to carefully read these materials (and any amendments or supplements) and any other relevant documents that the Company files with the SEC when they become available because they will contain important information. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s investor website (https://www.perfectteeth.com/about/investor-relations), or by writing or calling the Company at Birner Dental Management Services, Inc., 1777 S. Harrison Street, Suite 1400, Denver, CO 80210 or at (303) 691-0680.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on April 30, 2018. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants in the proxy solicitation, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Amended and Restated Voting and Support Agreement, dated October 24, 2018, by and among Mid-Atlantic Dental Services Holdings, LLC and Frederic Birner.
99.2	Amended and Restated Voting and Support Agreement, dated October 24, 2018, by and among Mid-Atlantic Dental Services Holdings, LLC, Palm Active Dental, LLC, Palm Global Small Cap Master Fund LP, Palm Management (US) LLC, Palm Active Partners Management, LLC, and Palm Active Dental II, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birner Dental Management Services, Inc.
Date:	October 24, 2018	By:	/s/ Dennis N. Genty
Dennis N. Genty
Chief Financial Officer and Secretary